QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.3

NEW YORK & COMPANY, INC.

AMENDED AND RESTATED

2002 STOCK OPTION PLAN

NEW YORK & COMPANY, INC.

AMENDED AND RESTATED

2002 STOCK OPTION PLAN

ARTICLE I

Purpose of Plan

        This Stock Option Plan (the "Plan") of New York & Company, Inc. (f/k/a NY & Co. Group, Inc.), a Delaware corporation (the "Company"), originally adopted by the Board of Directors of the Company on November 27, 2002, and amended and restated as of October 13, 2004 for directors, officers, and employees, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth, including employees, consultants, and other service providers, with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its employ. The availability and offering of stock options under the Plan also is intended to increase the Company's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. Grants of incentive and non-qualified stock options or any combination of the foregoing may be made under the Plan.

ARTICLE II

Definitions

        For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

          "Board" means the Board of Directors of the Company.

          "Cause" unless otherwise defined in an Employment Agreement between the Participant and the Company or one or more of its Subsidiaries, shall have the meaning set forth in the applicable Option Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

          "Committee" shall mean the Compensation Committee of the Board, or such other committee of the Board that may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board.

          "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

          "Disability" unless otherwise defined in an Employment Agreement between the Participant and the Company or one or more of its Subsidiaries, shall mean that a Participant, as determined by the Board in its good faith judgment, is unable to perform, by reason of physical or mental incapacity, his duties or obligations as an employee of the Company or any of its Subsidiaries, for a period of 90 consecutive days or a total period of 120 days in any 365 day period.

          "Employment Agreement" means any agreement by and between a Participant and the Company or one or more of its Subsidiaries.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Good Reason" unless otherwise defined in an Employment Agreement between the Participant and the Company or one or more of its Subsidiaries, shall have the meaning set forth in the applicable Option Agreement.

          "Fair Market Value" of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the "Market") for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board.

          "Incentive Stock Option" means an Option conforming to the requirements of Section 422 of the Code and any successor thereto.

          "Non-Employee Director" has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

          "Non-Qualified Stock Option" means any Option other than an Incentive Stock Option.

          "Option Agreement" shall have the meaning set forth in Section 6.3.

          "Options" means Incentive Stock Options and Non-Qualified Stock Options.

          "Participant" means those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee to participate in the Plan (including Participants located outside the United States). Notwithstanding anything to the contrary contained herein, the class of persons eligible to receive Incentive Stock Options, to the extent they are allowed to receive such Incentive Stock Options pursuant to Section 422 of the Code, and any successor thereto, shall consist of directors (including, if allowed, Non-Employee Directors), officers (including, if allowed, non-employee officers) and salaried employees of, and other individuals performing services for, or to whom an offer of salaried employment has been extended by, the Company and its Subsidiaries selected by the Committee to participate in the Plan (including Participants located outside the United States).

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Subsidiary" means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

ARTICLE III

Administration

        The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term "Committee" shall be deemed to mean the Board for all purposes herein. Subject to the limitations of the Plan, the Committee shall have the authority to: (i) select Participants, (ii) grant Options to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) certify that the limitations, instructions or conditions applicable to any grant have been met, (v) subject to Section 6.11, modify the terms of grants made under the Plan, (vi) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (vii) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder and (viii) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be in the sole discretion of the

Committee and shall be conclusive and binding upon the Participants, the Company and all other Persons. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

        The number of shares of Common Stock with respect to which Options may be granted under the Plan and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 12,725,483.88 shares; provided that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of Section 6.8 below; and further provided that to the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner, without the issuance of Common Stock thereunder, such shares shall again be available under the Plan. The 12,725,483.88 shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

        Without limiting the generality of the foregoing provisions of this Article IV or the generality any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the Options) for new Options containing terms (including exercise prices) more (or less) favorable than the outstanding Options.

Article V

Awards

        5.1    Options.    The Committee may grant Options to Participants in accordance with this Article V. In any one year, the Committee shall not grant to any one Participant Options to purchase a number of shares of Common Stock in excess of 1.5% of the total number of shares of Common Stock authorized under the Plan pursuant to Article IV.

        5.2    Grants.    Incentive Stock Options or Non-Qualified Stock Options may be granted to such persons and for such number of shares of Common Stock as the Committee shall determine. A grant of any type made hereunder in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type to such Participant in that year or subsequent years.

        The Committee may from time to time grant to eligible Participants Incentive Stock Options, Non-Qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). The Options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

        It is the Company's intent that Non-Qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-Qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan's requirements for Non-Qualified Stock Options.

        5.3    Price.    The price per share of Common Stock deliverable upon the exercise of each Option (the "Exercise Price") shall be established by the Committee, except that in the case of the grant of any Incentive Stock Option, the Exercise Price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

        5.4    Exercisability.    Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to the date of grant. Except as otherwise provided in Section 6.2 in connection with acceleration events or certain occurrences of termination, no Option granted under this Plan on or after October 6, 2004, to an officer or director of the Company may be exercised, and no restrictions relating thereto may lapse, within six months of the date of such grant if (i) the requirements of Exchange Act Rule 16b-3(d)(1) were not satisfied with respect to the issuance of such Option and (ii) the Committee has not otherwise waived such limitation.

        5.5    Payment of Exercise Price.

          (a)   Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company's Secretary) accompanied by payment in full of the Exercise Price. Payment of the Exercise Price shall be made in cash (including check, bank draft or money order).

          (b)   Notwithstanding Section 5.5(a), the Company shall not issue fractional shares of Common Stock upon the exercise of any Option. In the event of the exercise of an Option for a fractional share of Common Stock, the Company shall deliver to the exercising Participant, in lieu of such fractional share, an amount in cash equal to the product of (a) the applicable fractional amount of a whole share of Common Stock (expressed as a decimal number) multiplied by (b) the Fair Market Value of a whole share of Common Stock on the date of exercise.

        5.6    Terms of Options.    The term during which each Option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no Option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Common Stock pursuant to an Option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each Option shall become exercisable and may provide that an Option shall become exercisable in installments. The Common Stock constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an Option and delivery of the Common Stock represented thereby, the Participant shall have no rights as a stockholder with respect to any Common Stock covered by such outstanding Option (including any dividend or voting rights).

        5.7    Limitations on Grants.    If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Common Stock for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

ARTICLE VI

General Provisions

        6.1    Conditions and Limitations on Exercise.    Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Options are granted.

        6.2    Acceleration Events.    In the event of the sale of the Company or a registered public offering of equity securities, the Committee may provide, in its discretion, that the Options shall become immediately exercisable by selected Participants who are employed by the Company or any of its Subsidiaries at the time of such event or that such Options shall terminate if not exercised as of the date of any such event.

        6.3    Written Agreement.    Each Option granted hereunder to a Participant shall be embodied in a written agreement (an "Option Agreement") which shall be signed by the Participant and by an authorized officer of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Option Agreement.

        6.4    Listing, Registration and Compliance with Laws and Regulations.    Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Common Stock subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days written notice to the holders thereof.

        6.5    Nontransferability.    Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only: (i) by the executor or administrator of the deceased Participant or the Person or Persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution; and (ii) to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant's Option Agreement. All provisions of this Plan shall in any event continue to apply to any Option granted under the Plan and transferred as permitted by this Section 6.5, and any transferee of any such Options shall be bound by all provisions of this Plan as and to the same extent as the applicable original Participant.

        6.6    Expiration of Options.

          (a)    Normal Expiration.    In no event shall any part of any Option be exercisable after the date of expiration thereof, as determined by the Committee pursuant to Section 5.6 above.

          (b)    Early Expiration Upon Termination of Employment.    Except as otherwise provided by the Committee in the Option Agreement, any portion of the Option that was not vested and exercisable on the date the applicable Participant's employment with the Company or any of its Subsidiaries terminated shall expire and be forfeited on such date, and any portion of the Option that was vested and exercisable on the date such Participant's employment with the Company or any of its Subsidiaries terminated shall also expire and be forfeited on such date; provided that if the termination was other than for Cause, the portion of the Option that is vested as of the date of such termination shall expire and be forfeited at midnight ninety (90) days from the date of such termination.

        6.7    Withholding of Taxes.    The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction.

        6.8    Adjustments.    In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable.

        6.9    Rights of Participants.    Nothing in the Plan or in any Option Agreement shall confer any right on a Participant to continue in the employ as a director or officer of or in the performance of services for the Company or its Subsidiaries or shall interfere in any way with the right of the Company or its Subsidiaries to terminate the employment (with or without Cause) or performance of services or to reduce the compensation or responsibilities of a Participant at any time, and except as otherwise provided under this Plan or by the Committee in the Option Agreement, in the event of any Participant's termination of employment with the Company and its Subsidiaries (including, but not limited to, the termination by the Company or any Subsidiary thereof without Cause or by either party due to the Participant's death or Disability) any portion of such Participant's Option that was not previously vested and exercisable shall expire and be forfeited as of the date of such termination. By accepting any award under the Plan, each Participant and each Person claiming under or through such Participant shall be conclusively deemed to have indicated such Person's acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. No Person shall have the right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

        6.10    Amendment, Suspension and Termination of Plan.    The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law (including, but not limited to, any requirement under the provisions of Section 422 of the Code or any successor thereto), agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

        6.11    Amendment, Modification and Cancellation of Outstanding Options.    The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided, that, except as otherwise provided in Section 6.8, no such amendment or modification shall adversely affect in a material manner the rights of any Participant under any grant without the written consent of such Participant. With the Participant's consent, the Committee may cancel any Option and issue a new Option to such Participant.

        6.12    Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this Section 6.12 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful; and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

*    *    *    *

QuickLinks

NEW YORK & COMPANY, INC. AMENDED AND RESTATED 2002 STOCK OPTION PLAN
ARTICLE VI General Provisions